Exhibit 99.1

Press Release Release date: March 20, 2019

Uniti Group Inc. Reports Fourth Quarter and Full Year 2018 Results

•	Revenues of $270.8 Million and $1,017.6 Million for the Fourth Quarter and Full Year
•	Net income of $0.05 and $0.04 Per Diluted Common Share for the Fourth Quarter and Full Year
•	AFFO Per Diluted Common Share of $0.64 and $2.51 for the Fourth Quarter and Full Year
•	Introduces 2019 Financial Outlook

LITTLE ROCK, Ark., March 20, 2019 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the fourth quarter and full year 2018.

“Uniti enters this year with an exceptional portfolio of infrastructure assets we have acquired and developed over the last few years.  All of our businesses are seeing strong demand as the multi-year investment cycle in communication assets remains healthy.  We expect to see solid organic revenue growth across our comprehensive product and service offerings as industry dynamics continue to drive increasing customer requirements for towers, small cells, and fiber solutions,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “I am pleased that we have already entered into two important transactions this year.  Our Latin American tower divestiture that we announced several weeks ago recycles capital at an attractive return and allows us to focus on building towers in the U.S.  Our previously announced OpCo-PropCo partnership with Macquarie Infrastructure Partners (“MIP”) to acquire the Bluebird fiber network is a proprietary transaction structure that has already led to similar opportunities with various parties.  While we intend to be disciplined with our capital allocation, we have the ability to invest in our premier fiber, tower, and leasing businesses, including the potential to pursue smaller M&A transactions.”

QUARTERLY RESULTS

Consolidated revenues for the fourth quarter of 2018 were $270.8 million.  Net income and Adjusted EBITDA was $14.7 million and $210.0 million, respectively, for the same period.  Net income attributable to common shares was $12.3 million for the period, and included $5.4 million of transaction and integration related costs, partially offset by $3.0 million of income for changes in the fair value of contingent consideration.  Adjusted Funds From Operations (“AFFO”) attributable to common shares was $115.7 million, or $0.64 per diluted common share.

Uniti Fiber contributed $84.8 million of revenues and $36.3 million of Adjusted EBITDA for the fourth quarter of 2018, achieving Adjusted EBITDA margins of approximately 43%.  Uniti Fiber’s net success-based capital expenditures during the quarter were $55.8 million, and maintenance capital expenditures were

$2.5 million. At December 31, 2018, Uniti Fiber had over $1.3 billion of revenues under contract, a 3% increase over prior year levels.

Uniti Towers contributed $4.5 million of revenues and reported Adjusted EBITDA of $0.8 million for the quarter. Uniti Tower’s total capital expenditures for the fourth quarter were $26.6 million and included the completion of construction of 78 towers in the U.S. and 3 towers in Mexico.

Uniti Leasing had revenues of $178.4 million and Adjusted EBITDA of $177.7 million for the fourth quarter, and included the impact of the CableSouth Media, LLC sale-leaseback and fiber acquisition from its close date on October 9, 2019 to quarter-end.

The Consumer CLEC business had revenues of $3.2 million for the fourth quarter, achieving Adjusted EBITDA margins of approximately 23.5%.

FULL YEAR 2018 RESULTS

Consolidated revenues for the year ended December 31, 2018 were $1,017.6 million. Net income and Adjusted EBITDA was $16.5 million and $802.9 million, respectively, for the same period. Net income attributable to common shares was $8.0 million for the period, and included $17.4 million of transaction and integration related costs, partially offset by $3.7 million of income for changes in the fair value of contingent consideration and a $5.4 million income tax benefit. AFFO attributable to common shares was $443.8 million, or $2.51 per diluted common share.

Uniti Fiber contributed $289.2 million of revenues and $123.4 million of Adjusted EBITDA for the year ended December 31, 2018, achieving Adjusted EBITDA margins of approximately 43%. Uniti Fiber’s net success-based capital expenditures during the year were $156.3 million. Maintenance capital expenditures were $5.7 million.

Uniti Towers contributed $14.6 million of revenues and $0.4 million of Adjusted EBITDA for the year ended December 31, 2018. Uniti Tower’s total capital expenditures during the year were $74.9 million and included the completion of construction of 209 towers in the U.S., 19 towers in Mexico, and closing on the acquisition of 39 NMS development towers.  At year end, Uniti Towers had 928 towers in service and approximately 320 towers in varying stages of development.

Uniti Leasing had revenues of $699.8 million and Adjusted EBITDA of $697.5 million for the year ended December 31, 2018.

The Consumer CLEC business had revenues of $13.9 million for the year ended December 31, 2018, achieving Adjusted EBITDA margins of approximately 24.1%.

INVESTMENT TRANSACTIONS

As previously announced on February 19, 2019, we have entered a definitive agreement to sell our Latin American tower portfolio to an entity controlled by Phoenix Tower International (“PTI”) for cash consideration of approximately $100.0 million, subject to adjustments.  PTI will acquire approximately 500 towers located across Mexico, Colombia and Nicaragua.  The transaction is subject to customary closing conditions and is expected to close by the end of the first quarter of 2019.

As previously announced on January 15, 2019, the Company entered into an OpCo-PropCo partnership with MIP to acquire Bluebird Network, LLC (“Bluebird”). Bluebird’s network consists of approximately 178,000 fiber strand miles in the Midwest across Missouri, Kansas, Illinois, and Oklahoma. In the transaction, Uniti has agreed to purchase the Bluebird fiber network and MIP has agreed to purchase the Bluebird operations. In addition, Uniti has agreed to sell Uniti Fiber’s Midwest operations to MIP, while Uniti will retain its existing Midwest fiber network. These transactions are subject to regulatory and other closing conditions and expected to close by the end of the third quarter of 2019. Concurrently with the closing of these transactions Uniti will lease the newly-acquired Bluebird fiber network and its existing Midwest fiber network, on a combined basis, to MIP under a long-term triple net lease.

LIQUIDITY AND FINANCING TRANSACTIONS

At year-end, the Company had approximately $38.0 million of unrestricted cash and cash equivalents, and $110.0 million of undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter end was 5.9x based on Net Debt to Annualized Adjusted EBITDA.

During the quarter, the Company issued an aggregate of 2.3 million shares of common stock under its “at-the-market” equity offering program at prices ranging from $19.45 to $20.15 per share. Net proceeds were principally used to manage leverage levels by reducing borrowings under our revolving credit facility.

On March 19, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per common share, payable on April 15, 2019 to stockholders of record on April 1, 2019.

On March 18, 2019, we received a limited waiver from our lenders under our credit agreement, waiving an event of default related solely to the receipt of a going concern opinion from our auditors for our 2018 audited financial statements.  The limited waiver was issued in connection with the fourth amendment (the “Amendment”) to our credit agreement. During the pendency of Windstream’s bankruptcy, or at such earlier time when certain other conditions are specified, the Amendment generally limits our ability under the credit agreement to (i) prepay unsecured indebtedness and (ii) pay cash dividends in excess of 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gains. The Amendment also increases the interest rate on our term loan facility, which will now bear a rate of LIBOR, subject to a 1.0% floor, plus an applicable margin equal to 5.0%, a 200 basis point increase over our previous rate. This increase will be in effect through the remaining term of the facility, which matures on October 24, 2022.

FULL YEAR 2019 OUTLOOK

Our 2019 outlook assumes the Windstream lease continues in full force and effect, and that Windstream continues to make all lease payments on time.  Our outlook also includes the effect of the Bluebird transactions and the sale of our Latin American tower portfolio based on the estimated close dates set forth above, as well as the impact of the Amendment to our credit agreement.  Our current outlook excludes any future acquisitions, capital market transactions, and future transaction costs not specifically mentioned herein.  Furthermore, our outlook is subject to adjustment based on the finalization of purchase price allocations related to acquisitions and other factors.  Actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2019 is as follows (in millions):

	Full Year 2019
Revenue	$1,080	to	$1,089
Net income attributable to common shareholders	48	to	61
Adjusted EBITDA (1)	819	to	828
Interest expense, net (2)	372	to	376

Attributable to common shareholders:
FFO (1)	333	to	346
AFFO (1)	406	to	419

Weighted-average common shares outstanding – diluted	183	to	183
________________________
(1)See “Non-GAAP Financial Measures” below.
(2)Includes capitalized interest and amortization of deferred financing costs and debt discounts.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 3695238.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the webcast will be available following the call on the Company’s website, beginning today at approximately 8:00 PM Eastern Time and will remain available for 14 days.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of December 31, 2018, Uniti owns 5.5 million fiber strand miles, approximately 928 wireless towers, and other communications real estate throughout the United States and Latin America. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, those regarding impacts to our lease with Windstream Holdings, Inc. (together with its subsidiaries “Windstream”) as a result of its pending bankruptcy, our business strategies, growth prospects, industry trends, sales opportunities, operating and financial performance, additional lease-up of our fiber assets, potential M&A activity, the closings and anticipated benefits of the Bluebird transactions and the disposition of our Latin American tower operations and our 2019 financial outlook.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of our largest customer, Windstream Holdings, which, following a finding that it is in default of certain of its debt, on February 25, 2019, filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code; our ability to continue as a going concern if Windstream Holdings were to reject the Master Lease or be unable or unwilling to perform its obligations under the Master Lease; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that the agreements relating to our pending transactions may be modified or terminated prior to closing; the risks related to satisfying the conditions to our pending transactions; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	December 31, 2018	December 31, 2017
Assets:
Property, plant and equipment, net	$3,209,006	$3,053,889
Cash and cash equivalents	38,026	59,765
Accounts receivable, net	104,063	43,652
Goodwill	692,385	673,729
Intangible assets, net	432,821	429,357
Straight-line revenue receivable	61,785	47,041
Derivative asset	31,043	6,793
Other assets	23,808	15,856
Total Assets	$4,592,937	$4,330,082

Liabilities, Convertible Preferred Stock and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$94,179	$77,634
Accrued interest payable	28,097	28,684
Deferred revenue	726,262	537,553
Dividends payable	113,744	109,557
Deferred income taxes	52,434	55,478
Capital lease obligations	55,282	56,329
Contingent consideration	83,401	105,762
Notes and other debt, net	4,846,233	4,482,697
Total Liabilities	5,999,632	5,453,694

Commitments and contingencies

Convertible preferred stock, Series A, $0.0001 par value, 88 shares authorized, issued and outstanding, $87,500 liquidation value	86,508	83,530

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 180,536 shares at December 31, 2018 and 174,852 shares at December 31, 2017	18	17
Additional paid-in capital	757,517	644,328
Accumulated other comprehensive income	30,105	7,821
Distributions in excess of accumulated earnings	(2,373,218)	(1,960,715)
Total Uniti shareholders’ deficit	(1,585,578)	(1,308,549)
Noncontrolling interests – operating partnership units	92,375	101,407
Total shareholders’ deficit	(1,493,203)	(1,207,142)
Total Liabilities, Convertible Preferred Stock and Shareholders’ Deficit	$4,592,937	$4,330,082

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues:
Leasing	$178,366	$172,206	$699,847	$685,099
Fiber Infrastructure	84,753	66,633	289,239	202,791
Towers	4,456	3,376	14,617	10,055
Consumer CLEC	3,179	4,121	13,931	18,087
Total revenues	270,754	246,336	1,017,634	916,032

Costs and expenses:
Interest expense, net	82,193	78,759	319,591	305,994
Depreciation and amortization	109,439	116,801	451,750	434,205
General and administrative expense	21,331	22,496	85,198	72,045
Operating expense (exclusive of depreciation and amortization)	40,866	27,918	137,065	102,176
Transaction related costs	5,385	5,792	17,410	38,005
Other (income) expense	(2,930)	1,646	(4,504)	11,284
Total costs and expenses	256,284	253,412	1,006,510	963,709

Income (loss) before income taxes	14,470	(7,076)	11,124	(47,677)
Income tax benefit	(213)	(29,873)	(5,421)	(38,849)
Net income (loss)	14,683	22,797	16,545	(8,828)
Net income attributable to noncontrolling interests	334	504	358	611
Net income (loss) attributable to shareholders	14,349	22,293	16,187	(9,439)
Participating securities’ share in earnings	(602)	(353)	(2,594)	(1,509)
Dividends declared on convertible preferred stock	(656)	(656)	(2,624)	(2,624)
Amortization of discount on convertible preferred stock	(745)	(745)	(2,980)	(2,980)
Net income (loss) attributable to common shareholders	$12,346	$20,539	$7,989	$(16,552)

Net income (loss) attributable to common shareholders – Basic	$12,346	$20,539	$7,989	$(16,552)
Mark-to-market gains on share settled contingent consideration arrangements	(2,755)	-	(504)	(4,944)
Net income (loss) attributable to common shareholders - Diluted	$9,591	$20,539	$7,485	$(21,496)
Weighted average number of common shares outstanding:
Basic	179,337	174,833	176,169	168,693
Diluted	180,270	174,833	177,071	168,989

Earnings (loss) per common share:
Basic	$0.07	$0.12	$0.05	$(0.10)
Diluted	$0.05	$0.12	$0.04	$(0.13)

Dividends declared per common share	$0.60	$0.60	$2.40	$2.40

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2018	2017
Cash flow from operating activities:
Net income (loss)	$16,545	$(8,828)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	451,750	434,205
Amortization of deferred financing costs and debt discount	24,614	23,102
Deferred income taxes	(7,385)	(41,171)
Straight-line revenues	(15,048)	(15,136)
Stock based compensation	8,064	7,713
Change in fair value of contingent consideration	(3,721)	10,736
Other	7,818	872
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(52,792)	(10,524)
Other assets	1,755	(1,560)
Accounts payable, accrued expenses and other liabilities	41,218	5,851
Net cash provided by operating activities	472,818	405,260

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(53,669)	(761,887)
Acquisition of ground lease investments	-	(21,764)
NMS asset acquisitions	(3,299)	(69,729)
Other capital expenditures	(423,575)	(166,028)
Net cash used in investing activities	(480,543)	(1,019,408)

Cash flows from financing activities:
Principal payments on debt	(21,080)	(21,080)
Dividends paid	(426,094)	(400,210)
Payments of contingent consideration	(18,640)	(19,999)
Proceeds from issuance of Notes	-	201,000
Borrowings under revolving credit facility	500,000	845,000
Payments under revolving credit facility	(140,000)	(565,000)
Capital lease payments	(5,946)	(3,237)
Deferred financing costs	-	(28,539)
Common stock issuance, net of costs	109,441	498,926
Purchase of noncontrolling interest	-	(560)
Distributions paid to noncontrolling interest	(9,917)	(2,498)
Net share settlement	(1,605)	(1,836)
Net cash (used in) provided by financing activities	(13,841)	501,967

Effect of exchange rate changes on cash and cash equivalents	(173)	192
Net decrease in cash and cash equivalents	(21,739)	(111,989)
Cash and cash equivalents at beginning of period	59,765	171,754
Cash and cash equivalents at end of period	$38,026	$59,765

Non-cash investing and financing activities:
Property and equipment acquired but not yet paid	$17,901	$15,285
Tenant capital improvements	153,615	227,969
Acquisition of businesses through non-cash consideration	-	122,395

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income (loss) attributable to common shareholders	$12,346	$20,539	$7,989	$(16,552)
Real estate depreciation and amortization	90,117	94,735	374,388	373,449
Participating securities’ share in earnings	602	353	2,594	1,509
Participating securities’ share in FFO	(602)	(383)	(2,594)	(1,509)
Adjustments for noncontrolling interests	(2,079)	(2,198)	(8,636)	(4,420)
FFO attributable to common shareholders	100,384	113,046	373,741	352,477
Transaction related costs	5,385	5,792	17,410	38,005
Change in fair value of contingent consideration	(3,034)	1,645	(3,721)	10,736
Amortization of deferred financing costs and debt discount	6,274	6,011	24,614	23,102
Stock based compensation	2,006	2,092	8,064	7,713
Non-real estate depreciation and amortization	19,322	22,066	77,362	60,756
Straight-line revenues	(4,116)	(4,281)	(15,048)	(15,136)
Maintenance capital expenditures	(2,521)	(980)	(5,686)	(4,434)
Amortization of discount on convertible preferred stock	745	745	2,980	2,980
Adjustment to deferred tax valuation allowance	-	(28,248)	-	(36,240)
Other non-cash (revenue) expense, net	(8,428)	(5,567)	(34,426)	(14,871)
Adjustments for noncontrolling interests	(332)	46	(1,535)	(264)
Adjusted FFO attributable to common shareholders	$115,685	$112,367	$443,755	$424,824

Per diluted common share:
EPS	$0.05	$0.12	$0.04	$(0.13)
FFO	$0.56	$0.64	$2.11	$2.09
AFFO	$0.64	$0.64	$2.51	$2.51

Weighted average common shares used to calculate basic (loss) earnings per common share	179,337	174,833	176,169	168,693
Effect of dilutive securities	933	594	902	296
Weighted average common shares used to calculate diluted FFO and AFFO per common share	180,270	175,427	177,071	168,989

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$14,683	$22,797	$16,545	$(8,828)
Depreciation and amortization	109,439	116,801	451,750	434,205
Interest expense, net	82,193	78,759	319,591	305,994
Income tax benefit	(213)	(29,873)	(5,421)	(38,849)
EBITDA	206,102	188,484	782,465	692,522
Stock based compensation	2,006	2,092	8,064	7,713
Transaction related costs	5,385	5,792	17,410	38,005
Other (income) expense	(3,482)	1,646	(5,056)	11,284
Adjusted EBITDA	$210,011	$198,014	$802,883	$749,524

Adjusted EBITDA:
Leasing	$177,697	$171,848	$697,545	$683,651
Fiber Infrastructure	36,309	31,454	123,389	83,987
Towers	772	244	355	(831)
Consumer CLEC	747	1,042	3,353	4,556
Corporate	(5,514)	(6,574)	(21,759)	(21,839)
	$210,011	$198,014	$802,883	$749,524

Annualized Adjusted EBITDA (1)	$840,044

As of December 31, 2018:
Total Debt (2)	$5,021,090
Cash and cash equivalents	(38,026)
Net Debt	$4,983,064

Total Debt/Annualized Adjusted EBITDA	6.0x

Net Debt/Annualized Adjusted EBITDA	5.9x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $55.3 million of capital leases, but excludes $119.6 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2019
Net income attributable to common shareholders	$ 48 to $ 61
Noncontrolling interest share in earnings	1
Participating securities’ share in earnings	1
Dividends declared on convertible preferred stock	3
Amortization of discount on convertible preferred stock	1
Net income (2)	$ 54 to $ 67
Interest expense, net	372 to 376
Depreciation and amortization	394
Income tax expense	10
EBITDA (2)	$ 834 to $ 843
Stock based compensation	8
Gain on sale of real estate (3)	(24)
Transaction related costs and other (4)	-
Adjusted EBITDA (2)	$ 819 to $ 828

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.
(3)	Represents estimated gain on sale of Latin American tower portfolio. Amount excludes estimated income taxes of $3.8 million, which are included in Income tax expense in the reconciliation above.
(4)	Transaction related costs are not included in our current outlook.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2019
Net income attributable to common shareholders	$ 0.27 to $ 0.34
Real estate depreciation and amortization	1.71
Gain on sale of real estate, net of tax (2)	(0.11)
Participating securities share in earnings	(0.04)
Participating securities share in FFO	-
Adjustments for noncontrolling interests	-
FFO attributable to common shareholders (3)	$ 1.83 to $ 1.90
Transaction related costs (4)	-
Change in fair value of contingent consideration	-
Amortization of deferred financing costs and debt discount	0.21
Stock based compensation	0.04
Non-real estate depreciation and amortization	0.45
Straight-line revenues	(0.07)
Maintenance capital expenditures	(0.04)
Amortization of discount on convertible preferred stock	-
Other non-cash revenue, net	(0.19)
Adjustments for noncontrolling interests	(0.01)
AFFO attributable to common shareholders (3)	$ 2.23 to $ 2.29

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Represents estimated gain on sale of Latin American tower portfolio, net of tax of approximately $3.8 million.
(3)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(4)	Transaction related costs are not included in our current outlook.

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2019
Interest expense on debt obligations	$ 340 to $ 344
Capitalized interest	(6)
Amortization of deferred financing cost and debt discounts	38
Interest expense, net (2)	$ 372 to $ 376

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Final purchase price allocations, future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, collectively “Transaction Related Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, changes in the fair value of contingent consideration and financial instruments, and other similar items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) transaction and integration costs; (ii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; (iii) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, changes in the fair value of contingent consideration and financial instruments and similar items less maintenance capital expenditures. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Director, Finance and Investor Relations

bill.ditullio@uniti.com